Exhibit 10.1

BROAD STREET REALTY, Inc.

Amended and restated 2020 Equity Incentive Plan

TABLE OF CONTENTS

Page

1.	PURPOSE		1
2.	DEFINITIONS		1
3.	ADMINISTRATION OF THE PLAN		7
	3.1	Committee.	7
	3.2	Terms of Awards.	7
	3.3	Forfeiture; Recoupment.	8
	3.4	Deferral Arrangement.	9
	3.5	No Liability.	9
	3.6	Share Issuance/Book-Entry.	9
4.	SHARES SUBJECT TO THE PLAN		9
	4.1	Number of Shares Available for Awards.	9
	4.2	Adjustments in Authorized Shares.	9
	4.3	Share Usage.	10
5.	EFFECTIVE DATE, DURATION AND AMENDMENTS		10
	5.1	Effective Date.	10
	5.2	Term.	10
	5.3	Amendment and Termination of the Plan.	10
6.	AWARD ELIGIBILITY AND LIMITATIONS		10
	6.1	Service Providers and Other Persons.	10
	6.2	Stand-Alone, Additional, Tandem and Substitute Awards.	11
	6.3	Outside Director Limit	11
7.	AWARD AGREEMENT		11
8.	TERMS AND CONDITIONS OF OPTIONS		11
	8.1	Non-Qualified Options Only.	11
	8.2	Option Price.	12
	8.3	Vesting.	12
	8.4	Term.	12
	8.5	Termination of Service.	12
	8.6	Limitations on Exercise of Option.	12
	8.7	Method of Exercise.	12

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	8.8	Rights of Holders of Options.	13
	8.9	Delivery of Share Certificates.	13
	8.10	Transferability of Options.	13
	8.11	Family Transfers.	13
9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS		13
	9.1	Right to Payment and Grant Price.	13
	9.2	Other Terms.	14
	9.3	Term.	14
	9.4	Transferability of SARS.	14
	9.5	Family Transfers.	14
10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS		15
	10.1	Grant of Restricted Stock or Stock Units.	15
	10.2	Restrictions.	15
	10.3	Restricted Stock Certificates.	15
	10.4	Rights of Holders of Restricted Stock.	16
	10.5	Rights of Holders of Stock Units.	16
	10.5.1	Voting and Dividend Equivalent Rights.	16
	10.5.2	Creditor’s Rights.	16
	10.6	Termination of Service.	16
	10.7	Delivery of Shares.	16
11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS		17
	11.1	Unrestricted Stock Awards.	17
	11.2	Other Equity-Based Awards.	17
12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK		17
	12.1	General Rule.	17
	12.2	Surrender of Shares.	18
	12.3	Cashless Exercise.	18
	12.4	Other Forms of Payment.	18
13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS		18
	13.1	Dividend Equivalent Rights.	18
	13.2	Termination of Service.	19

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14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS		19
	14.1	Grant of Performance Awards and Annual Incentive Awards.	19
	14.2	Value of Performance Awards and Annual Incentive Awards.	19
	14.3	Earning of Performance Awards and Annual Incentive Awards.	19
	14.4	Form and Timing of Payment of Performance Awards and Annual Incentive Awards.	19
	14.5	Performance Conditions.	20
15.	TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS		20
	15.1	Vesting.	21
16.	PARACHUTE LIMITATIONS		21
17.	REQUIREMENTS OF LAW		21
	17.1	General.	21
	17.2	Rule 16b-3.	22
18.	EFFECT OF CHANGES IN CAPITALIZATION		22
	18.1	Changes in Shares.	22
	18.2	Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Change in Control.	23
	18.3	Change in Control in Which Awards Are Not Assumed.	23
	18.4	Change in Control in Which Awards Are Assumed.	25
	18.5	Adjustments.	25
	18.6	No Limitations on Company.	25
19.	GENERAL PROVISIONS		26
	19.1	Disclaimer of Rights.	26
	19.2	Nonexclusivity of the Plan.	26
	19.3	Withholding Taxes.	26
	19.4	Captions.	27
	19.5	Other Provisions.	27
	19.6	Number and Gender.	27
	19.7	Severability.	27
	19.8	Governing Law.	27
	19.9	Code Section 409A.	28

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BROAD STREET REALTY, Inc.
2020 EQUITY INCENTIVE PLAN

(as amended and restated effective September 15, 2021)

Broad Street Realty Company, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2020 Equity Incentive Plan, as follows:

1.	PURPOSE 1.

The Plan is intended to provide (a) incentives to officers, employees, directors, consultants and other eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) a means of obtaining, rewarding and retaining key personnel.  To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, long-term incentive units, other equity-based awards and cash bonus awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.

2.	DEFINITIONS 2.

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.  For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of Options or Stock Appreciation Rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2“Annual Incentive Award” means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one (1) year (which shall correspond to the Company’s fiscal year, unless otherwise specified by the Committee).

2.3“Applicable Law” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.4“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Award, Annual Incentive Award, LTIP Unit, or Other Equity-Based Award under the Plan.

2.5“Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6“Benefit Arrangement” shall have the meaning set forth in Section 16.

2.7“Board” means the Board of Directors of the Company.

2.8“Cause” means, unless defined otherwise in a Grantee’s Award Agreement or employment, consulting or services agreement with the Company or an Affiliate (in which case such definition shall control), as determined by the Committee, the Grantee’s (i) continued failure to substantially perform duties, or gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of, or plea of guilty or nolo contendere to, (x) a felony or (y) any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of the Grantee at the expense of the Company or an Affiliate; or (iv) material breach of any (x) Company policy or (y) employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Grantee and the Company or an Affiliate.

2.9“Change in Control” means:

(i)Any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)During any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or actual threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)The consummation of a merger or consolidation of the Company with any other entity or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in clause (i) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or

(iv)The consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve (12) months ending on the date of the last sale or disposition having a similar effect).

Notwithstanding the foregoing, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment, settlement or vesting (if vesting would be deemed a distribution with respect to the Award under Code Section 409A) shall occur with respect to such Award on account of the Change in Control transaction or event unless the transaction or event also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, as those terms are used in Code Section 409A(a)(2)(A)(v).

2.10“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.11“Committee” means the Committee constituted under Section 3 to administer the Plan.

2.12“Common Stock” means the common stock of the Company, par value $0.01 per share.

2.13“Company” means Broad Street Realty, Inc., a Delaware corporation.

2.14“Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a Share is required to be established for purposes of the Plan.

2.15“Disability” means the Grantee is unable to perform each of the essential duties of the Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

2.16“Dividend Equivalent Right” means a right, granted to a Grantee under Section 13, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

2.17“Effective Date” means January 16, 2020, the date the Plan was approved by the Board.

2.18“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.19“Fair Market Value” means the fair market value of a Share for purposes of the Plan, which shall be the value of a Share as determined as of any Determination Date by the Committee in good faith; provided, however, that if such Fair Market Value is used to determine an Option Price or a SAR Price, then such Fair Market Value shall be determined as of such Determination Date as follows:

(i)If on such Determination Date the Shares are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a Share shall be the closing price of a Share as reported on such Stock Exchange or Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination).  If there is no such reported closing price on such Determination Date, the Fair Market Value of a Share shall be the closing price of a Share on the most recent date prior to such Determination Date on which any sale of Shares shall have been reported on such Stock Exchange or Securities Market.

(ii)If on such Determination Date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share shall be the value of a Share as determined by the Committee in good faith using a reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.20“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.21“Good Reason” means, unless defined otherwise in a Grantee’s Award Agreement or employment, consulting or services agreement with the Company or an Affiliate (in which case such definition shall control), as determined by the Committee, (i) the assignment to the Grantee of substantial duties or responsibilities inconsistent with the Grantee’s position at the Company, or any other action by the Company which results in a substantial diminution of the Grantee’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by Applicable Law); (ii) a material reduction in the Grantee’s aggregate base salary and other compensation (including annual target bonus opportunity and retirement plans, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets (as the same may be in effect from time to time); (iii) the relocation of the Grantee’s principal place of employment to a location more than thirty (30) miles from the Grantee’s principal place of employment or the Company’s requiring the Grantee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Grantee’s business travel obligations as of immediately prior thereto; or (iv) the Company’s material breach of the terms of any employment agreement with the Grantee; provided, however, that the Grantee must provide the Company with a written notice detailing the specific circumstances alleged to constitute “Good Reason” within ninety (90) days after the first occurrence of such circumstances that the Grantee knows or reasonably should have known to constitute “Good Reason,” such circumstances must not have been remedied by the Company within thirty (30) days after such written notice, and the Grantee must resign from employment within thirty (30) days after such failure to remedy such circumstances.

2.22“Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Company completes the action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Committee.

2.23“Grantee” means a natural person who receives or holds an Award under the Plan.

2.24“Long-Term Incentive Unit” or “LTIP Unit” means an Award under Section 15 of an interest in the operating partnership affiliated with the Company.

2.25“Option” means an option to purchase one or more Shares pursuant to the Plan.

2.26“Option Price” means the exercise price for each Share subject to an Option.

2.27“Other Agreement” shall have the meaning set forth in Section 16.

2.28“Other Equity-Based Award” means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, other than an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Award or Annual Incentive Award.

2.29“Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.30“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.

2.31“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32“Plan” means this Broad Street Realty Company, Inc. 2020 Equity Incentive Plan, as amended from time to time.

2.33“Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.

2.34“Restatement Effective Date” means September 15, 2021, the date the amendment and restatement of the Plan was approved by the Board.

2.35“Restricted Stock” means Shares awarded to a Grantee pursuant to Section 10.

2.36“SAR Price” means the per share exercise price of a SAR granted to a Grantee under Section 9.

2.37“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.38“Service” means service as a Service Provider to the Company or any Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as the Grantee continues to be a Service Provider to the Company or any Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.  Notwithstanding any other provision to the contrary, for any individual providing services solely as a director, only service to the Company or any Subsidiary constitutes Service.  Except as may otherwise be required to comply with Code Section 409A, if the Service Provider’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or its remaining Affiliates.

2.39“Service Provider” means an employee, officer, director, consultant or adviser (who is a natural person) providing services to the Company or any Affiliate.

2.40“Share” means a share of Common Stock.

2.41“Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.

2.42“Stock Units” means a bookkeeping entry representing the equivalent of one Share awarded to a Grantee pursuant to Section 10.

2.43“Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.44“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.45“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.46“Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.	ADMINISTRATION OF THE PLAN

3.1Committee.

The Plan shall be administered by the Committee, constituted as follows:

(i)The Committee will consist of the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board or such committee as the Board shall select.  Once appointed, the Committee will serve in its designated capacity until otherwise directed by the Board.  The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), or remove all members of the Committee and thereafter directly administer the Plan.

(ii)The Plan may be administered by different bodies with respect to different Grantees.

(iii)Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company and any Grantee, stockholder, Service Provider or Affiliate.  A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(iv)To the extent permitted by Applicable Law, the Committee may delegate to a committee of one or more directors of the Company or to one or more officers or a committee of officers, the authority to grant Awards to employees and officers of the Company and the Affiliates who are not directors or “officers” (as such term is defined by Rule 16a-1(f) of the Exchange Act).

3.2Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i)designate Grantees;

(ii)determine the type or types of Awards to be made to a Grantee;

(iii)determine the number of Shares to be subject to an Award;

(iv)establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an

Award or the Shares subject thereto, and the treatment of an Award in the event of a Change in Control);

(v)prescribe the form of each Award Agreement evidencing an Award;

(vi)interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement;

(vii)correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect;

(viii)establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(ix)amend, modify, or reprice the terms of any outstanding Award; and

(x)make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

3.3Forfeiture; Recoupment.

The Company may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, the Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement.  The Company may annul an outstanding Award if the Grantee thereof is an employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or any Affiliate and the Grantee, as applicable.

If the Company adopts a “clawback” or recoupment policy, any Award will be subject to repayment to the Company to the extent so provided under the terms of such policy.  Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by the Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws. In addition, and notwithstanding the foregoing, such policy may otherwise authorize the

Company to recover from a Grantee any amounts or awards as may in the future be prescribed by the rules and regulations of the Securities and Exchange Commission and/or the primary Stock Exchange on which the Shares are listed, if any.

3.4Deferral Arrangement.

The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs.  Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5No Liability.

No member of the Board or the Committee (or any other person to whom administrative authority has been delegated hereunder) shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6Share Issuance/Book-Entry.

Notwithstanding any provision of the Plan to the contrary, the issuance of the Shares under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or issuance of one or more share certificates.

4.	SHARES SUBJECT TO THE PLAN

4.1Number of Shares Available for Awards.

Subject to adjustment as provided in Section 18, the aggregate number of Shares that may be issued pursuant to Awards under the Plan shall be 5,120,000.  Shares issued or to be issued under the Plan shall be authorized but unissued shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.

4.2Adjustments in Authorized Shares.

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies.  The number of Shares reserved pursuant to Section 4.1 shall be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to awards before and after the substitution.  Available shares under a plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the number of Shares available under the Plan, subject to requirements of the Stock Exchange on which the Shares are listed, if applicable.

4.3Share Usage.

Shares issued pursuant to an Award shall be counted against the limit set forth in Section 4.1 as one (1) Share for every one (1) Share issued pursuant to the Award.  If a SAR that is settled in Shares is exercised, in whole or in part, the number of Shares counted against the limit set forth in Section 4.1 will be the full number of Shares that were subject to the SAR or, if less, the portion thereof that was exercised, and not the net number of Shares actually issued upon exercise.  If an Award terminates, expires or is settled in cash, canceled, forfeited, exchanged, surrendered without having been exercised, or settled without the delivery of Shares, then the number of Shares covered by the Award shall not be counted against the limit set forth in Section 4.1.  The number of Shares available for issuance under the Plan shall not be increased by (i) any Shares tendered or withheld or Award surrendered in connection with the purchase of Shares upon exercise of an Option as described in Section 12.2, (ii) any Shares deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 19.3 or (iii) any Shares purchased by the Company with proceeds from Option exercises. Each LTIP Unit awarded will be equivalent to an Award of one (1) Share for purposes of reducing the number of Shares available under the Plan on a one-for-one basis.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1Effective Date.

The Plan shall be effective as of the Effective Date.

5.2Term.

The Plan first became effective on the Effective Date.  The Plan was subsequently amended and restated effective as of the Restatement Effective Date. The Plan shall continue in effect until the day immediately prior to the 10-year anniversary of the Effective Date, unless sooner terminated on any date as provided in Section 5.3 or extended with approval by the stockholders of the Company.

5.3Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made.  An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by Applicable Law or required by the Stock Exchange on which the Shares are listed, if applicable.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider, as the Committee shall determine and designate from time to time, and (ii) any other individual whose participation in the Plan is determined by the Committee to be in the best interests of the Company.

6.2Stand-Alone, Additional, Tandem and Substitute Awards.

Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or any Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate.  Such additional, tandem, and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate.  Notwithstanding Section 8.2 and Section 9.1, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original date of grant; provided that the Option Price or SAR Price, as applicable, is determined consistent with Code Section 409A.

6.3Outside Director Limit

The combined maximum number of Shares and LTIP Units subject to Awards granted during a single calendar year to any Outside Director, taken together with any cash fees paid during the calendar year in respect of the Outside Director’s service as a member of the Board (including service as a member or chair of any regular committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The Committee may increase this limit to not more than $750,000 for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Outside Directors, as the Committee may determine in its discretion, provided that the Outside Director receiving such additional compensation may not participate in the decision to award such increased compensation.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1Non-Qualified Options Only.

No Option granted under the Plan shall be intended to qualify as an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

8.2Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option.  Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a Share on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a Share.

8.3Vesting.

Subject to Sections 8.4 and 18.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.  For purposes of this Section 8.3, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.

8.4Term.

Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option.

8.5Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.6Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 18 which results in termination of the Option.

8.7Method of Exercise.

Subject to the terms of Section 12 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee.  Subject to the terms of Section 12 and Section 19.3, such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the Option.

8.8Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual or entity holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares or to receive notice of any meeting of the Company’s stockholders) until the Shares covered thereby are fully paid and issued to such individual or entity.  Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.9Delivery of Share Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, the Grantee shall be entitled to receive such evidence of the Grantee’s ownership of the Shares subject to such Option as shall be consistent with Section 3.6.

8.10Transferability of Options.

Except as provided in Section 8.11, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option.  Except as provided in Section 8.11, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.11Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option to any Family Member.  For the purpose of this Section 8.11, a “not for value” transfer is a transfer which is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 8.11, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and Shares acquired pursuant to such Option shall be subject to the same restrictions on transfer of Shares as would have applied to the Grantee.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.11 or by will or the laws of descent and distribution.  The events of termination of Service referenced in Section 8.5 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in the applicable Award Agreement.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the

SAR Price as determined by the Committee.  The Award Agreement for a SAR shall specify the SAR Price, which shall be at least the Fair Market Value of one Share on the Grant Date.  SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one Share on the SAR Grant Date; and provided further that a Grantee may only exercise either the SAR or the Option with which it is granted in tandem and not both.

9.2Other Terms.

The Committee shall determine on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which a SAR shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of a SAR.

9.3Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR.  Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member.  For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and Shares acquired pursuant to a SAR shall be subject to the same restrictions on transfer of Shares as would have applied to the Grantee.  Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for consideration or no consideration.  To the extent required by Applicable Law, Grantees will be required to pay the par value of the Shares; provided, however, that, to the extent permitted by Applicable Law, par value shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service.

10.2Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units.  Each Award of Restricted Stock or Stock Units may be subject to a different restricted period.  The Committee may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Section 14, and which shall be set forth in the Award Agreement relating to such grant.  Except as authorized by the Committee in writing, neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units.

10.3Restricted Stock Certificates.

Pursuant to Section 3.6, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Restricted Stock under the Plan and the applicable Award Agreement.  Subject to Section 3.6 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of Shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.  The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse, and the Grantee shall deliver a stock power to the Company with respect to each certificate, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Shares of Restricted Stock shall have the right to vote such Shares.  Awards of Restricted Stock may provide for the right to receive any dividends declared or paid with respect to such Shares.  The Award Agreement may provide that dividends are payable in cash or deemed reinvested in additional Shares of Restricted Stock at a price per Share equal to the Fair Market Value of a Share on the date that such dividend is paid.  All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, extraordinary dividend, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.  The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Grantee making or refraining from making an election with respect to the Award under Code Section 83(b).  If a Grantee makes an election pursuant to Code Section 83(b) with respect to an Award of Restricted Stock, the Grantee shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

10.5Rights of Holders of Stock Units.

10.5.1Voting and Dividend Equivalent Rights.

Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Stock Units, to direct the voting of the Shares subject to such Stock Units, or to receive notice of any meeting of the Company’s stockholders); provided, however, that the Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights.

10.5.2Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by the Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of an Award of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Stock Units.

10.7Delivery of Shares.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee and set forth in the Award Agreement relating to

Restricted Stock or Stock Units, the restrictions applicable to Restricted Stock or Stock Units settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a share certificate evidencing ownership of such Shares shall, consistent with Section 3.6, be issued, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the Shares represented by the Stock Unit have been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell) an Award to any Grantee pursuant to which the Grantee may receive Shares free of any restrictions (“Unrestricted Stock”) under the Plan.  Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to the Grantee.  To the extent required by Applicable Law, a Grantee will be required to pay the par value of any Shares received pursuant to an Unrestricted Stock Award; provided, however, that, to the extent permitted by Applicable Law, par value shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate).

11.2Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards to Grantees in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan.  Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals.  The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.  Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by the Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of an Other Equity-Based Award, the Grantee shall have no further rights with respect to such Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1General Rule.

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2Surrender of Shares.

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of Shares, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, as applicable.

12.3Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by Applicable Law and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part (i) by delivery (on a form acceptable to the Committee) by the Grantee of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3, or (ii) with the consent of the Company, by the Grantee electing to have the Company issue to the Grantee only that number of Shares equal in value to the difference between the Option Price and the Fair Market Value of the Shares subject to the portion of the Option being exercised.

12.4Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with Applicable Law, including, without limitation, Service to the Company or an Affiliate or net exercise.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the Grantee.  A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid in cash or may be deemed to be reinvested in additional Shares or Share-based Awards, which may thereafter accrue additional dividend equivalents.  Any such reinvestment shall be based on the Fair Market Value of a Share on the date the dividend was paid.

13.2Termination of Service.

Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Grantee in such amounts and upon such terms as the Committee shall determine.

14.2Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an initial value that is established by the Committee at the time of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Awards that will be paid out to the Grantee.

14.3Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards or Annual Incentive Awards shall be entitled to receive payout on the value and number of the Performance Awards or Annual Incentive Awards earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends.  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of any such Award shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, including, but not limited to, the following: (a) funds from operations; (b) adjusted funds from operations; (c) earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation; (d) operating (or gross) income or profit; (e) pretax income before allocation of corporate overhead and/or bonus; (f) operating efficiencies; (g) operating income as a percentage of net revenue; (h) return on equity, assets, capital, capital employed or investment; (i) after tax operating income; (j) net income; (k) earnings or book value per share; (l) financial ratios; (m) cash flow(s); (n) total rental income or revenues; (o) capital expenditures as a percentage of rental income; (p) total operating expenses, or some component or combination of components of total operating expenses, as a percentage of rental income; (q) stock price or total stockholder return, including any comparisons with stock market indices; (r) appreciation in or maintenance of the price of a Share; (s) dividends; (t) debt or cost reduction; (u) comparisons with performance metrics of peer companies; (v) comparisons of Share price performance to the stock price performance of peer companies; (w) strategic business objectives, consisting of one or more objectives based on meeting specified cost, acquisition or leasing targets, meeting or reducing budgeted expenditures, attaining division, group or corporate financial goals, meeting business expansion goals and meeting goals relating to leasing, acquisitions, joint ventures or collaborations or dispositions; (x) economic value-added models; or (y) any combination of any of the foregoing.

Any performance measure(s) may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the performance of the Company, any Subsidiary and/or any Affiliate or the past performance of the Company, any Subsidiary and/or any Affiliate, operating units, business segments or divisions and/or the past or current performance of other companies, and in the case of earnings based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets, as the Committee may deem appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of any of the performance measures specified in this Section 14.5.

15.	TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS

LTIP Units are intended to be profits interests in the operating partnership affiliated with the Company, if any (such operating partnership, if any, the “Operating Partnership”), the rights and features of which, if applicable, will be set forth in the agreement of limited partnership for the Operating Partnership (the “Operating Partnership Agreement”).   Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units to Plan participants in such amounts and upon such terms as the Committee shall determine.  LTIP Units must be granted for service to or for the benefit of the Operating Partnership.

15.1Vesting.

Subject to Section 18, each LTIP Unit granted under the Plan shall vest at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.

16.	PARACHUTE LIMITATIONS

Unless a Grantee is party to a written agreement or other legally enforceable contract that expressly addresses Code Section 280G or Code Section 4999 (in which case, the provisions in such agreement or contract relating to Code Section 280G and Code Section 4999 shall control and the provisions in this Section 16 shall not be applicable to the Grantee), if the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Grantee with the Company or an Affiliate (an “Other Agreement”) providing any right to exercise, vesting, payment or benefit, and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Grantee under the Plan shall be reduced or eliminated:

(i)to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(ii)if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company and its Affiliates under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that would be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

17.	REQUIREMENTS OF LAW

17.1General.

No participant in the Plan will be permitted to acquire, or will have any right to acquire, Shares hereunder if such acquisition would be prohibited by any share ownership limits contained in the Company’s charter or bylaws or would impair the Company’s status as a REIT.

The Company shall not be required to offer, sell or issue any Shares under any Award if the offer, sale or issuance of such Shares would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any Applicable Law, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the offering, listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be offered, issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such offering, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.  Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to offer, sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option or SAR or accepting delivery of such Shares may acquire such Shares pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of Shares pursuant to the Plan to comply with any Applicable Law.  As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in Shares) shall not be exercisable until the Shares covered by such Option (or SAR) are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.	EFFECT OF CHANGES IN CAPITALIZATION

18.1Changes in Shares.

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company in a manner deemed equitable by the Committee.  In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Price per share.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of Shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

18.2Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Change in Control.

Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Price per share so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement evidencing an Award, or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.  In the event of a transaction described in this Section 18.2, Performance Awards shall be adjusted (including any adjustment to the performance measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of Shares subject to the Performance Awards would have been entitled to receive immediately following such transaction.

18.3Change in Control in Which Awards Are Not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Stock Units, Dividend Equivalent

Rights, Restricted Stock, LTIP Units or Other Equity-Based Awards are not being assumed or continued:

(i)in each case with the exception of any Performance Award, all outstanding Restricted Stock and LTIP Units shall be deemed to have vested, all Stock Units shall be deemed to have vested and the Shares subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the Shares subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control; and

(ii)either of the following two actions shall be taken:

(A)fifteen (15) days prior to the scheduled consummation of such Change in Control (or such other date determined by the Committee), all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days (or such other period determined by the Committee); or

(B)the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of Shares pursuant to such transaction and, in the case of any Option or SAR, equal to the product of the number of Shares subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price or SAR Price applicable to such Award Shares.

(iii)for Performance Awards denominated in Shares, Stock Units or LTIP Units, if less than half of the Performance Period has lapsed, the Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved (or Unrestricted Stock if no further restrictions apply).  If at least half the Performance Period has lapsed, the Awards shall be converted into Restricted Stock or Stock Units based on actual performance to date (or Unrestricted Stock if no further restrictions apply).  If actual performance is not determinable, then Performance Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved, based on the discretion of the Committee (or Unrestricted Stock if no further restrictions apply).  Any resulting Awards of Restricted Stock or Stock Units will otherwise be treated in the same manner as other Awards of Restricted Stock and Stock Units.

(iv)Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise period, (x) the Committee may (but is not obligated) to determine that any exercise of an Option or SAR during such period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (y) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate.  The Committee shall send notice of an event that will result in such a termination to all individuals and entities that hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

18.4Change in Control in Which Awards Are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Awards, to the extent assumed or continued:

The Plan, Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of such Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards theretofore granted, or for the substitution for such Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards for new common stock options and stock appreciation rights and new common stock units, restricted stock and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

18.5Adjustments.

Adjustments under this Section 18 related to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.  The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement.  The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 18.1, 18.2, 18.3 and 18.4.  This Section 18 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that do not constitute a Change in Control.

18.6No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

19.	GENERAL PROVISIONS

19.1Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or an Affiliate.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as the Grantee continues to provide Service.  The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

19.2Nonexclusivity of the Plan.

The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Company to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as it may determine to be desirable.

19.3Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award.  At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of Shares subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed.  Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or an Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligation, in whole or in part, (i) by causing the Company or an Affiliate to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Company or an Affiliate Shares already owned by the Grantee.  The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligation.  The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting or lapse of restrictions applicable to such Award or payment of Shares pursuant to such Award, as applicable, cannot exceed such number of Shares having a Fair Market Value equal to the maximum statutory amount required by the Company or an Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of Shares.  Notwithstanding Section 2.19 or this Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 19.3, for any Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such Shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such Shares shall be the sale price of such Shares on such date (or if sales of such Shares are effectuated at more than one sale price, the weighted average sale price of such Shares on such date), so long as the Grantee has provided the Company or an Affiliate, or its designee or agent, with advance written notice of such sale.

19.4Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

19.6Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.7Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.8Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

19.9Code Section 409A.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute deferred compensation within the meaning of Code Section 409A, and the Plan and all Award Agreements shall be interpreted accordingly.  To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Board.  Notwithstanding anything to the contrary in the Plan or any Award Agreement, if a Grantee is deemed on the date of the Grantee’s termination of employment to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B), then, to the extent required by Code Section 409A, any payment or the provision of any benefit pursuant to an Award that is considered deferred compensation under Code Section 409A and that is payable on account of the Grantee’s “separation from service” shall not be made or provided until the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service,” and (ii) the date of the Grantee’s death.  Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 19.9 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Grantee in a lump sum, and any remaining payments and benefits due under this the Plan and any Award Agreement shall be paid or provided in accordance with the normal payment dates specified for them therein.

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